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                                                                    Exhibit 99.2

                                                            Hathaway Corporation
[Hathaway Logo]                                          8228 Park Meadows Drive
                                                       Littleton, Colorado 80124
                                                             Phone: 303 799-8200
                                                               Fax: 303 799-8880


PRESS RELEASE

                                       RELEASE:  MAY 21, 2002
                                       CONTACT:  RICHARD SMITH OR SUE CHIARMONTE
FOR IMMEDIATE RELEASE               STOCK SYMBOL: HATH (NASDAQ-SMALL CAP MARKET)

                         HATHAWAY APPOINTS NEW PRESIDENT
                         AND REPORTS NEW GROWTH STRATEGY

DENVER, COLORADO -- Hathaway Corporation (NASDAQ: HATH) announced it has hired Mr. Richard Warzala as the President of the Company. Mr. Richard Smith will continue as the CEO and CFO as well as a member of the Board of Directors. Dick Warzala has over 20 years experience in the motion control industry with his most recent experience as President of the Motion Components Group for Danaher Corporation. Prior to that, he was the President of API Motion Inc. where he grew the motion control business from a $12 million revenue business to a $165 million business at the time it was acquired by Danaher.

"We believe there is an excellent opportunity for the Company to expand its motion control business through acquisitions as well as through internal growth," commented Dick Smith, President and CEO of Hathaway. "Dick Warzala brings to the Company the knowledge of the products and markets of the motion control industry as well as the experience of having built a motion control business through strong internal growth and acquisitions. The motion control market is a very large and growing market that is highly fragmented which provides excellent growth opportunities under our new strategy. Our motion control business has been profitable in the past and, while it has recently been adversely affected by the economic downturn, should continue to be a profitable and growing business in the future. We plan to aggressively pursue acquisition opportunities as well as focus on growing our existing motion control business. We believe this strategy provides an excellent opportunity to maximize our profits in both the short and long-term. With Mr. Warzala working with the existing management team at Hathaway, we believe we are prepared to meet the new challenges and opportunities of this new strategy," Mr. Smith stated.

Headquartered in Denver, Colorado, Hathaway designs, manufactures and sells motion control products into applications that serve many industry sectors. With subsidiaries in the United States and United Kingdom, Hathaway is a leading supplier of precision and specialty motion control components and systems to a broad spectrum of customers throughout the world.


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The statements in this press release that relate to future plans, events or performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statements that may predict, forecast, indicate, or imply future results, performance, or achievements. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results of the Company to differ materially from the forward-looking statements. The risks and uncertainties include international, national and local general business and economic conditions in the Company's motion control, process and power utilities markets, introduction of new technologies, success in making acquisition of motion control businesses, products and competitors, the ability to protect the Company's intellectual property, the ability of the Company to sustain, manage or forecast its growth and product acceptance, the continued success of the Company's customers to allow the Company to realize revenues from its order backlog and to support the Company's expected delivery schedules, the ability of the Company to meet the technical specifications of its Motion Control customers, the continued availability of parts and components, increased competition and changes in competitor responses to the Company's products and services, changes in government regulations and the ability to attract and retain qualified personnel. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements as a prediction of actual results. The Company has no obligation or intent to release publicly any revisions to any forward looking statements, whether as a result of new information, future events, or otherwise.


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